Exhibit 99.1

ANSYS, INC.

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors (the “Board”) of ANSYS, Inc. (the “Company”) has approved and adopted these guidelines to (i) promote the effective functioning of the Board and its committees and (ii) provide the framework for corporate governance of the Company.

THE ROLE OF THE BOARD:

It is the duty of the Board to oversee the President and Chief Executive Officer (the “CEO”) and other senior management in the effective and ethical operation of the Company on a day-to-day basis and to assure that the long-term interests of the stockholders are being served. To satisfy this duty, the directors will take a proactive, focused approach to their position, and set standards to ensure that the Company is committed to business success through maintenance of the highest standards of responsibility and ethics.

Directors bring to the Company a wide range of experience, knowledge and judgment. The governance structure of the Company is designed to be a working structure for principled actions, effective decision-making and appropriate monitoring of both compliance and performance.

BOARD STRUCTURE:

Size. The Company’s By-laws provide that the number of directors shall be fixed by resolution duly adopted by the Board. Periodically, the Board reviews the appropriateness of its size for effective operation.

Mix of Directors. The Board is comprised of a majority of independent directors who meet the criteria for independence established by the Nasdaq Stock Market, including Rule 4350 of the Marketplace Rules of the National Association of Securities Dealers, Inc. Each director has an affirmative obligation to inform the Board of any material changes in his or her circumstances or relationships that may affect his or her designation by the Board as “independent.” The Board also believes that it is useful and appropriate to have non-independent persons, including members of management, as directors.

Membership Criteria. The Nominating and Corporate Governance Committee is responsible for reviewing and evaluating the qualifications, expertise and characteristics required of Board members to ensure a Board comprised of directors with diverse experience and backgrounds. Accordingly, the Committee’s assessment should take into account a diversity of factors, including background, skills, abilities, industry knowledge, experience and such other factors considered useful by the Board depending on its needs at that time.

Director Qualifications. The Nominating and Corporate Governance Committee is responsible for soliciting and receiving recommendations and reviewing the qualifications of potential director candidates in accordance with its charter. The consideration of a candidate as a director will be based on the Nominating and Corporate Governance Committee’s assessment of the individual’s background, skills and abilities, and whether such characteristics qualify the individual to fulfill the needs of the Board at that time. The Board should monitor the mix of skills and experience of its directors in order to assure that the board has the necessary tools to perform its oversight function effectively. The Nominating and Corporate Governance Committee is also responsible for considering stockholder proposals with respect to director nominations.

Additional Directorships. Serving on the Company’s Board requires significant time and attention. Directors must spend the time needed and meet as often as necessary to properly discharge their responsibilities. Each Board member is expected to be committed to serve on the Board and, accordingly, is expected to ensure that his or her existing or future commitments do not interfere with such service. In this respect, the Company limits the number of additional directorships that a director may hold. Directors are not permitted to serve on the boards of more than two (2) other public companies in addition to the Company’s Board. Furthermore, a director should advise the Chairperson of the Board in advance of accepting an invitation to serve on another public or private company board, in order to confirm that no actual or potential conflict exists.

Change in Status. Any director who retires from his or her present employment or who materially changes his or her current full-time employment status is expected to tender written resignation to the Board. The Nominating and Corporate Governance Committee would then evaluate whether the individual continues to meet the Board’s membership criteria, and make a recommendation as to whether the Board should accept the resignation.

Director Elections. The Board is comprised of three classes of directors, with three directors in Class I, two directors in Class II and three directors in Class III. Directors serve for three-year terms with one class of director being elected by the stockholders at each annual meeting. Between annual stockholder meetings, the Board may elect directors and designate the class to which they will belong. Stockholders may propose nominees for election as directors at any annual meeting by submitting the names and supporting information to the Company’s Secretary in accordance with the Company’s By-laws.

Implementation of Majority Voting for Directors in Non-Contested Elections. The Company’s By-Laws provide that the vote required for the election of a director by the stockholders shall, except in a contested election, be the affirmative vote of a majority of the votes cast in favor of or against the election of a director nominee at a meeting of stockholders. In any non-contested election of directors, any incumbent director nominee who receives a greater number of votes cast against his or her election than in favor of his or her election shall, promptly following the certification of the stockholder vote, tender his or her resignation to the Board. The Board shall then decide, through a process managed by the Nominating and Corporate Governance Committee and excluding the incumbent director nominee in question, whether to accept the resignation, or take other action. In reaching its decision, the Board may consider any factors deemed relevant, including the incumbent director nominee’s qualifications, the incumbent director nominee’s past and expected future contributions to the Company, the overall composition of the Board, and whether accepting the tendered resignation would cause the Company to fail to meet any applicable rule or regulation (including NASDAQ listing requirements and federal securities laws). The Board will publicly disclose its decision and rationale, within 90 days following certification of the stockholder vote. If an incumbent director nominee’s resignation is not accepted, he or she will continue to hold office until the next annual meeting and until his or her successor shall be duly elected and qualified. In such circumstances, the director will remain in his existing class and the election held at the next such annual meeting shall be whether to elect him or her to serve the remainder of his or her three-year term.

Director Orientation and Continuing Education. The Company’s management is expected to provide new directors with materials, briefings and additional educational opportunities to permit them to become familiar with the Company and to enable them to better perform their duties. Board members are also encouraged to visit Company facilities and meet with Company employees throughout their tenure on the Board. In addition, Board members participate in continuing education programs, which may include a mix of in-house and third-party presentations and programs, as well as accredited director education programs.

Leadership. The directors elect a Chairperson of the Board. It is important that the Chairperson develop a solid knowledge of the Company, its business, its operating environment, and the elements of effective corporate governance. The Board should establish and maintain a description of the roles and responsibilities of the Chairperson and may modify the same as necessary.

Term Limits. The Board believes that term limits are not the best way to maximize the effectiveness of the Board. While term limits may introduce new viewpoints to the Board, they may also have the disadvantage of causing the loss of the benefit gained from the contributions of directors who have, over time, developed increasing insight into the Company and its operations. As an alternative to term limits, the Nominating and Corporate Governance Committee periodically reviews the appropriateness of each board member’s continued service. In addition, a Board member is not permitted to stand for reelection after age 75 unless specifically authorized by the Board.

Director Compensation and Stock Ownership Guidelines. The form and amount of director compensation is determined by a majority of directors. It is appropriate for management of the Company to report from time to time to the Board on the status of Board compensation in relation to other comparable U.S. companies. Currently a substantial portion of the directors’ annual compensation is equity-based. Each director is required to achieve and maintain ownership in the Company of a minimum of 5,000 shares of the Company’s Common Stock within three years of joining the Board. For purposes of this calculation, the minimum must be comprised of shares of stock and/or deferred stock units.

Management Stock Ownership Guidelines. Currently a component of management’s annual compensation is equity-based. The Company’s Chief Executive Officer is required to own equity in the Company equal to a minimum of three (3) times base salary, and to attain his minimum stock ownership level within four years. All other members of the Company’s senior management team are required to own equity in the Company equal to a minimum of two times base salary, and to attain this minimum stock ownership level within four years. For purposes of this calculation, at least one half of the minimum must be comprised of shares of stock and the balance may be comprised of up to one half of the in-the-money value of an executive’s vested stock options.

Recoupment of Compensation. If the Board of Directors determines in its sole discretion that the Company’s financial results are restated, whether in part or in their entirety, due to misconduct by one or more of the Company’s Key Employees, the Directors shall have the discretion to use their commercially reasonable best efforts to remedy the misconduct and prevent its recurrence.

The Directors may determine, to the fullest extent permitted by law, to (i) recoup any bonus or other incentive based compensation that has been paid, (ii) cancel any equity-based awards made, and/or (iii) recoup any gains made under equity-based awards made, to any Key Employees engaged in such misconduct.

The Directors may determine, to the fullest extent permitted by law, to take any of the actions described in clauses (i) – (iii) above with respect to any Key Employee, whether or not such executive officer is responsible, in whole or in part, for the misconduct which gave rise to such restatement, in the three (3) years preceding the restatement if (a) the bonus or incentive compensation to be recouped was calculated based upon the financial results that were misstated and (b) the bonus or incentive compensation calculated under the restated financials results is less than the amount actually paid or awarded. The amount of any such recoupment will be equal to the difference between the amount actually paid or awarded and the amount that the executive officer would have been paid or awarded under the restated financial statements.

In the event that a Key Employee or former Key Employee is determined by the Directors to have violated a non-competition agreement with the Company, the Directors may determine, to the fullest extent permitted by law, to take any of the actions described in clauses (i) – (iii) above with respect to any bonus or incentive compensation paid or awarded to such Key Employee or former Key Employee in the three (3) years preceding such conduct.

Compensation and similar agreements between the Key Employees and the Company may expressly reference this policy or its terms, but the Directors’ discretion as provided in this policy shall extend to all compensation arrangements with Key Employees whether expressly included in compensation or other agreements or otherwise.

The Directors may take into account penalties or punishments imposed by third parties, such as law enforcement agencies, regulators or other authorities in determining the appropriate response to the actions described above.

For purposes of this guideline, “Key Employees” means the Company’s executive officers as determined by the Company for purposes of Section 16 of the Securities Act of 1934 (and such other officers as the Board of Directors may designated from time to time).

BOARD DUTIES AND RESPONSIBILITIES:

Self Evaluation. The Board and each committee conduct annual self-evaluations to determine whether they are functioning effectively. The Nominating and Corporate Governance Committee is responsible for coordinating and overseeing the annual Board evaluation process in accordance with the charter and principles of that committee.

Director Performance Assessment. The Board conducts an assessment of the performance of each individual director. This assessment includes consideration of each director’s contribution, independence and commitment level, as well as the current composition and needs of the Board.

Management Performance Assessment. The Compensation Committee conducts and reviews with the Board an annual evaluation of the performance of all executive officers, including the Chairman and the CEO. This review is used by the Compensation Committee in the course of its deliberations when considering the compensation of the Chairman, CEO and senior management. The Chairman and CEO performance evaluations are also reviewed by the Board to ensure that the Chairman and the CEO are providing effective leadership for the Company.

Management Succession Planning. The Compensation Committee periodically reviews the succession plans for the Company’s CEO and senior management with the Chairman and the CEO, and makes recommendations to the Board with respect to the selection of successors to these positions.

Director Responsibilities. The fundamental role of the directors is to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its stockholders. In fulfilling that responsibility, the directors rely on the honesty and integrity of the Company’s senior management and expert legal, accounting, financial and other advisors. The roles of Chief Executive Officer and Chairperson of the Board are segregated. Each director is expected to attend the annual meeting of stockholders.

Ethics and Conflicts of Interest. The Board expects its directors, as well as officers and employees, to act ethically at all times and to acknowledge their adherence to the Company’s Code of Conduct and Business Ethics.

BOARD MEETINGS AND PROCEDURES:

Number and Scheduling. At the beginning of each year and periodically throughout the year, the Board sets a schedule for meetings of the full Board and the independent directors. Each director is free to suggest the inclusion of agenda items and to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board meets at least four times per year.

Executive Sessions. The Board’s policy is to periodically hold executive sessions of the directors. Also, time is reserved at each regularly scheduled board meeting for the independent directors to meet separately. The Board appoints a presiding independent director to conduct these meetings. The independent directors may also meet at such other times as determined by the presiding independent director.

Agenda / Materials. An agenda for each Board meeting, along with information and data that is important to the Board’s understanding of the business to be conducted at the Board meeting is distributed to the directors in advance of the meeting, so that Board meeting time may be focused on consideration and discussion of the materials. Certain matters may be discussed at the meeting without advance distribution of written materials, as appropriate.

Preparation and Attendance. Board members are expected to prepare for, attend and participate in all Board meetings, and to spend the time needed to meet as often as necessary to properly discharge their obligations. Although attendance in person is preferred, the Company does permit attendance by teleconference, if necessary. The Board welcomes the attendance of senior officers at each board meeting. The Board also encourages management to schedule managers to present at Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas, or (b) have future potential that management believes should be given exposure to the Board.

Board Resources & Access to Management, Independent Advisors & Stockholders. The Board has complete access to all Company officers and employees. Any meetings or contacts that a director desires to initiate may be arranged directly by the director or through the CEO or other Company officer. The Board and each committee may, at any time, obtain advice, reports or opinions from internal and external counsel and expert advisors, and have the authority to hire independent legal, financial and other advisors as they may deem necessary, at the Company’s expense, without consulting with, or obtaining approval from, any officer of the Company in advance.

Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each director is required to maintain the confidentiality of information received in connection with his or her service as a director.

BOARD COMMITTEES:

Committees and Charters. The Board has a Nominating and Corporate Governance Committee, an Audit Committee, a Compensation Committee and a Strategy Committee. All of the members of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee meet the criteria for independence established by NASDAQ and, in the case of the Audit Committee, the Sarbanes-Oxley Act of 2002. The members of these committees also meet the other membership criteria specified in the respective charters for these committees, reflecting applicable standards for member independence. Committee members and committee chairpersons are appointed by the Board. The Board periodically considers the composition of its committees, but the Board does not believe that a formal policy of rotation is mandated. Each committee has its own charter, which sets forth the principles, policies, objectives and responsibilities of the committees in addition to the qualifications for committee membership. The Board may, from time to time, form new committees as it deems necessary or appropriate.

Committee Meetings and Attendance. The Chairperson of each committee, in consultation with the appropriate committee members and members of management, and in accordance with the committee’s charter, determines the frequency and length of committee meetings and develops the committee’s agendas. The schedule for each committee is furnished to the full Board.

Board Oversight / Committee Reports. The Board is responsible for overseeing the activities of each committee and ensuring that the committees are fulfilling their duties and responsibilities. The Chairperson of each committee regularly reports to the Board on the activities of his or her committee, including the results of the committee’s self-evaluation and any recommended changes to the committee’s charter. Each committee also presents to the Board for consideration those matters which it determines to be of special interest. The Board takes such action as it deems necessary in response to the committee reports and recommendations.

OTHER PRINCIPLES:

Reporting Concerns. The Board believes that direct access to and communication of important information affecting the Company is an essential element of strong corporate governance. The Company has implemented EthicsPoint, which is a program designed to receive and retain information about alleged violations of the Company’s Code of Conduct and Business Ethics, other policies and procedures of the Company, or any law, rule or regulation. Pursuant to the Board’s direction, all reports submitted through the EthicsPoint system are automatically communicated directly to the Chairman of the Audit Committee. Communications may also be sent directly to the Chairman of the Nominating and Corporate Governance Committee, and to any director, through the Secretary of the Company.

Corporate Governance Guidelines Revisions. The Board periodically reviews the ANSYS, Inc. Corporate Governance Guidelines, and makes such revisions as it deems necessary and appropriate.

Disclosure Policy. The ANSYS, Inc. Corporate Governance Guidelines are available on the Company’s website at www.ansys.com under the “Corporate Governance” tab of the “Investors” section.

(Adopted by the Board of Directors at a meeting held on December 14, 2005)

(Amended by the Board of Directors at a meeting held on December 14, 2006)

(Amended by the Board of Directors at a meeting held on February 13, 2008)

(Amended by the Board of Directors at a meeting held on May 12, 2010)

(Amended by the Board of Directors at a meeting held on February 17, 2011)

(Amended by the Board of Directors at a meeting held on December 14, 2011)